UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2010

CASCADE MICROTECH, INC.

(Exact name of registrant as specified in its charter)

OREGON	000-51072	93-0856709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2430 N.W. 206th Avenue

Beaverton, Oregon 97006

(503) 601-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 13, 2010, Dr. John Y. Chen was elected to the Board of Directors of Cascade Microtech, Inc. (the “Company”) for a term expiring at the Company’s 2011 Annual Meeting of Shareholders. As a member of the Company’s Board of Directors, Dr. Chen will receive an annual retainer of $24,000, $1,000 for each Board meeting attended in person, $500 for each Board meeting attended by telephone, and $500 for each meeting of a committee of the Board attended. Dr. Chen will also receive a 5,000 share restricted stock unit award each year. The Company issued a press release on August 18, 2010 announcing the election of Dr. Chen to the Company’s Board of Directors. A copy of the press release is furnished herewith as Exhibit 99.1.

Also on August 13, 2010, the Company’s Board of Directors awarded restricted stock units to certain of the Company’s executive officers pursuant to the Company’s Executive Compensation Plan for the six months ended June 30, 2010 in the amounts set forth in the table below. The restricted stock units vest over two years.

Name	Title	Restricted Stock Units
F. Paul Carlson	Former President and Chief Executive Officer	24,411
Steven Harris	Executive Vice President	7,198
Jeff Killian	Vice President, Finance and Chief Financial Officer	5,353
Michael Kondrat	Vice President, Marketing	4,033
Paul O’Mara	Vice President, Sales	8,623
Eric Strid	Chief Technical Officer	4,710

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press Release issued by Cascade Microtech, Inc. dated August 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on August 19, 2010.

CASCADE MICROTECH, INC.
(Registrant)

By	/s/ Jeff Killian
Jeff Killian
Vice President and Chief Financial Officer